Exhibit 99.1

Impax Contact: Mark Donohue +1 215 558 4526

IMPAX COMPLETES ACQUISITION OF TOWER HOLDINGS, INC. AND LINEAGE THERAPEUTICS INC.

- Provides 2015 Financial Guidance -

- Announces New Division Structure and Corporate Logo -

- Impax to Host Conference Call Today at 8:30 AM ET -

HAYWARD, Calif., March 10, 2015 — Impax Laboratories, Inc. (NASDAQ: IPXL) today announced that it has completed its acquisition of Tower Holdings, Inc. (including operating subsidiaries CorePharma LLC and Amedra Pharmaceuticals LLC), and Lineage Therapeutics Inc. (together, the “Companies”). In connection with the closing of the acquisition, Impax also announced that it is reshaping the operating and reporting structure of its two divisions – the Impax generic products division will now be known as “Impax Generics” and the Impax branded products division will now be known as “Impax Specialty Pharma”. In addition, Impax has launched a new corporate logo to better reflect the growth and future of the Company.

“We are pleased to complete this acquisition, which is another important step forward in executing our plan to create value through strategic acquisitions that enhance our existing strategies,” said Fred Wilkinson, president and chief executive officer of Impax. “By joining together our collective capabilities, we accelerate Impax’s growth while also bolstering our operating foundation with a robust product pipeline and an expanded, more diversified manufacturing footprint.”

“The acquisition significantly expands our commercialized generic portfolio to 47 products and the number of potential generic product launches in 2015 of up to 18 products, nine of which are already approved. Our branded commercialized portfolio also expands with the addition of four Amedra products. These branded products should benefit from promotional efforts utilizing our established sales and marketing organization.”

The privately-held Companies acquired by Impax specialize in the development, manufacture and commercialization of complex generic and branded pharmaceutical products. This profitable and growing portfolio consists of four branded products, including the branded Albenza® franchise, Adrenaclick® and the related authorized generic, ten complementary commercialized generic products as well as other near-term generic opportunities.

“Since announcing the acquisition last October, we have worked closely alongside very committed and passionate individuals at the acquired Companies,” Wilkinson continued. “With the acquisition complete and the organization structure established, we will now begin the most substantial aspects of the integration and we look forward to realizing the many benefits we expect to create by this combination.”

2015 Financial Outlook

The Company’s full year 2015 estimates, which include the newly acquired Companies, are based on management’s current belief about prescription trends, pricing levels, inventory levels, and the anticipated timing of future product launches and events. The Company’s estimates exclude the impact from any products for which the Company has not yet received approval from the U.S. Food and Drug Administration.

●	Adjusted gross margins as a percent of total revenue are expected to be in the mid 50% range, excluding preliminary projections of Hayward facility remediation costs.
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Total research and development (R&D) expenses across the generic and brand divisions of approximately $80 million to $85 million (includes patent litigation expenses). This includes an additional generic R&D facility at CorePharma, partially offset by estimated annual savings of approximately $8 million related to Impax’s generic and brand R&D restructuring announced in October 2014.

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Selling, general and administrative expenses of approximately $170 million to $180 million. The increase over 2014 is primarily a result of costs related to the newly acquired Companies and incremental launch and salesforce expansion costs related to the launch of RYTARYTM.

●	Capital expenditures of approximately $45 million to $50 million.

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Effective tax rate of approximately 34% to 36% on a GAAP basis, which assumes that the U.S. R&D tax credit is renewed for 2015. The R&D tax credit expired on December 31, 2014. The Company anticipates that its non-GAAP effective tax rate may experience volatility as the Company’s tax benefits may be high compared to the Company’s operating income or loss.

New Division Structure and Corporate Logo

In connection with the closing of the acquisition, Impax has reshaped its operating and reporting structure of its two divisions –Impax Generics and Impax Specialty Pharma.

●	Impax Generics will include the Company’s legacy Global Pharmaceuticals business as well as the acquired CorePharma and Lineage Therapeutics businesses.
●	Impax Specialty Pharma will include the legacy Impax Pharmaceuticals business as well as the acquired Amedra Pharmaceuticals business.

As previously announced, Impax Generics will be responsible for overseeing all early stage development for brand and generic products, generic regulatory affairs, as well as all phases of development for the Company’s generics business, in addition to generic marketing and sales. The Impax Specialty Pharma division will oversee clinical development for brand and generics, brand regulatory affairs, drug safety/pharmacovigilance and medical affairs, brand marketing and sales, and managed markets.

Reflecting its growth and future, Impax has also adopted a new logo. The new logo speaks to the Company’s fast-evolving business created through the combination of the multiple branded and generic businesses. The Company intends to initiate a re-branding campaign in several stages throughout 2015, including a change in the Company’s product packaging over time.

Conference Call

Impax will host a conference call with financial analysts at 8:30 a.m. ET today. The conference call may be accessed by dialing (877) 356-3814 for U.S. callers and (706) 758-0033 for international callers. The conference call ID number is 2930310. A simultaneous webcast can be accessed by visiting the Investor Relations page of Impax’s website http://investors.impaxlabs.com. In addition, a replay of the conference call will be available from 11:30 a.m. ET on March 10, 2015, through 11:30 a.m. ET on March 17, 2015, and may be accessed by visiting Impax’s website or by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers. The replay access code is 2930310.

About Impax Laboratories, Inc.

Impax Laboratories, Inc. (Impax) is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of central nervous system disorder branded products. Impax markets its generic products through its Impax Generics division and markets its branded products through the Impax Specialty Pharma division. Additionally, where strategically appropriate, Impax develops marketing partnerships to fully leverage its technology platform and pursues partnership opportunities that offer alternative dosage form technologies, such as injectables, nasal sprays, inhalers, patches, creams and ointments. For more information, please visit the Company's Web site at: www.impaxlabs.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical; these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: fluctuations in revenues and operating income; the Company’s ability to promptly correct the issues raised in the warning letter and Form 483 observations received from the FDA; the Company’s ability to successfully develop and commercialize pharmaceutical products in a timely manner; reductions or loss of business with any significant customer; the substantial portion of the Company’s total revenues derived from sales of a limited number of products; the impact of consolidation of the Company’s customer base; the impact of competition; the Company’s ability to sustain profitability and positive cash flows; any delays or unanticipated expenses in connection with the operation of the Company’s manufacturing facilities; the effect of foreign economic, political, legal, and other risks on the Company’s operations abroad; the uncertainty of patent litigation and other legal proceedings; the increased government scrutiny on the Company’s agreements with brand pharmaceutical companies; product development risks and the difficulty of predicting FDA filings and approvals; consumer acceptance and demand for new pharmaceutical products; the impact of market perceptions of the Company and the safety and quality of the Company’s products; the Company’s determinations to discontinue the manufacture and distribution of certain products; the Company’s ability to achieve returns on its investments in research and development activities; changes to FDA approval requirements ; the Company’s ability to successfully conduct clinical trials; the Company’s reliance on third parties to conduct clinical trials and testing; the Company’s lack of a license partner for commercialization of IPX066 outside of the United States; impact of illegal distribution and sale by third parties of counterfeits or stolen products; the availability of raw materials and impact of interruptions in the Company’s supply chain; the Company’s policies regarding returns, allowances and chargebacks; the use of controlled substances in the Company’s products; the effect of current economic conditions on the Company’s industry, business, results of operations and financial condition; disruptions or failures in the Company’s information technology systems and network infrastructure caused by third party breaches or other events; the Company’s reliance on alliance and collaboration agreements; the Company’s reliance on licenses to proprietary technologies; the Company’s dependence on certain employees; the Company’s ability to comply with legal and regulatory requirements governing the healthcare industry; the regulatory environment; the effect of certain provisions in the Company’s government contracts; the Company’s ability to protect its intellectual property; exposure to product liability claims; risks relating to goodwill and intangibles; changes in tax regulations; the Company’s ability to manage growth, including through potential acquisitions and investments; the integration of the acquired business of Tower Holdings, Inc. and Lineage Therapeutics Inc. by the Company being more difficult, time-consuming or costly than expected, operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the acquisition of the Companies, the retention of certain key employees of the acquired business being difficult, the Company’s and the acquired business’s expected or targeted future financial and operating performance and results, the combined company’s capacity to bring new products to market, and the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in connection with acquisition within the expected time-frames or at all and to successfully integrate the acquired business, the restrictions imposed by the Company’s credit facility; uncertainties involved in the preparation of the Company’s financial statements; the Company’s ability to maintain an effective system of internal control over financial reporting; the effect of terrorist attacks on the Company’s business; the location of the Company’s manufacturing and research and development facilities near earthquake fault lines; expansion of social media platforms and other risks described in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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